Exhibit 99

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

THREE MONTHS ENDED MARCH 31, 2005

(unaudited)

	CERBCO, Inc. Consolidated			Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(A	)	$(109,020)	$0	$109,020

Costs and Expenses:
Cost of sales	0	(A	)	(91,751)	0	91,751
General and administrative expenses	819,426	(A	)	(155,788)	819,426	155,788

Total Costs and Expenses	819,426			(247,539)	819,426	247,539

Operating Loss	(819,426)			138,519	(819,426)	(138,519)

Investment Income	136,772	(A	)	(11,933)	136,772	11,933
Interest Expense	0	(A	)	6,862	0	(6,862)
Other Expense - Net	(1,813)	(A	)	12,081	(1,813)	(12,081)

Loss Before Income Taxes	(684,467)			145,529	(684,467)	(145,529)

Credit for Income Taxes	0	(A	)	(105,000)	0	105,000

NET LOSS	$(684,467)	(F	)	$250,529	$(684,467)	$(250,529)

CERBCO, Inc.

CONSOLIDATING SCHEDULE – STATEMENT OF OPERATIONS INFORMATION

NINE MONTHS ENDED MARCH 31, 2005

(unaudited)

	CERBCO, Inc. Consolidated			Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
Sales	$0	(B	)	$(383,026)	$0	$383,026

Costs and Expenses:
Cost of sales	0	(B	)	(294,757)	0	294,757
General and administrative expenses	1,205,020	(B	)	(988,417)	1,205,020	988,417

Total Costs and Expenses	1,205,020			(1,283,174)	1,205,020	1,283,174

Operating Loss	(1,205,020)			900,148	(1,205,020)	(900,148)

Investment Income	253,020	(B	)	(43,049)	253,020	43,049
Interest Expense	0	(B	)	6,862	0	(6,862)
Other Income (Expense) - Net	(19,569)	(B	)	(34,490)	(19,569)	34,490

Loss Before Income Taxes	(971,569)			829,471	(971,569)	(829,471)

Credit for Income Taxes	(35,000)			(105,000)	(35,000)	105,000

NET LOSS	$(936,569)	(G	)	$934,471	$(936,569)	$(934,471)

CERBCO, Inc.

CONSOLIDATING SCHEDULE – BALANCE SHEET INFORMATION

MARCH 31, 2005

(unaudited)

	CERBCO, Inc. Consolidated		Eliminations	CERBCO, Inc. Unconsolidated	INEI Corporation
ASSETS

Current Assets:
Cash and cash equivalents	$11,114,002	(D)	$(2,719,333)	$11,114,002	$2,719,333
Cash in escrow	0	(D)	(225,000)	0	225,000
Marketable securities	6,498,604		0	6,498,604	0
Accounts receivable	131,564	(D)	(250,397)	131,564	250,397
Inventories	0	(D)	(133,675)	0	133,675
Cash surrender value of SERP life insurance Prepaid expenses and other	2,142,666 80,683	(D)	0 (84,643)	2,142,666 80,683	0 84,643

TOTAL CURRENT ASSETS	19,967,519		(3,413,048)	19,967,519	3,413,048

Investment in subsidiary	0	(E)	(1,169,937)	1,169,937	0
Intercompany receivables and payables	0		0	65,393	(65,393)

Property, Plant and Equipment - less accumulated depreciation	4,130	(D)	(59,897)	4,130	59,897

Other Assets:
Deposits and other	44,489		0	44,489	0
Total assets of discontinued operations	3,472,945	(D)	3,472,945	0	0

TOTAL ASSETS	$23,489,083		$(1,169,937)	$21,251,468	$3,407,552

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$108,367	(D)	$(418,167)	$108,367	$418,167
Accrued SERP liability	3,668,704		0	3,668,704	0

TOTAL CURRENT LIABILITIES	3,777,071		(418,167)	3,777,071	418,167

Total liabilities of discontinued operations	732,608	(C)(D)	732,608	0	0

TOTAL LIABILITIES	4,509,679		314,441	3,777,071	418,167

Non-Owned Interests	1,819,448	(B)(E)	1,819,448	0	0

Stockholders’ Equity:
Common stock	121,786	(E)	(176,086)	121,786	176,086
Class B Common stock	29,009	(E)	(11,904)	29,009	11,904
Additional paid-in capital	7,683,528	(E)	(4,022,324)	7,683,528	4,022,324
Retained earnings	9,325,633	(B)(C)(E)(G)	(283,125)	9,640,074	(31,316)
Treasury stock	0	(E)	1,189,613	0	(1,189,613)

TOTAL STOCKHOLDERS’ EQUITY	17,159,956		(3,303,826)	17,474,397	2,989,385

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,489,083		$(1,169,937)	$21,251,468	$3,407,552

CERBCO, Inc.

CONSOLIDATING RECLASSIFICATION AND ELIMINATION ENTRIES

MARCH 31, 2005

(unaudited)

(A)
Sales	$ 109,020
Investment income	11,933
Non-owned interests	152,481
Retained earnings	98,048
Cost of sales		$91,751
Selling, general and administrative expenses		155,788
Interest expense		6,862
Other expense		12,081
Provision for taxes		105,000
To reclassify the discontinued operations of INEI Corporation for the three months ended March 31, 2005.

(B)
Sales	$383,026
Investment income	43,049
Other income	34,490
Non-owned interests	568,753
Retained earnings	365,718
Cost of sales		$294,757
Selling, general and administrative expenses		988,417
Interest expense		6,862
Provision for taxes		105,000
To reclassify the discontinued operations of INEI Corporation for the nine months ended March 31, 2005.

(C)
Retained earnings	$314,441
Total liabilities of discontinued operations		$314,441
To adjust investment in INEI Corporation to fair value at March 31, 2005.

(D)
Accounts payable and accrued liabilities	$418,167
Total assets of discontinued operations	3,472,945
Cash and cash equivalents		$2,719,333
Cash in escrow		225,000
Accounts receivable		250,397
Inventories		133,675
Prepaid expenses and other		84,643
Property, plant and equipment-net		59,897
Total liabilities of discontinued operations		418,167
To reclassify the assets and liabilities of discontinued operations at March 31, 2005.

(E)
Common stock	$176,086
Class B stock	11,904
Additional paid-in capital	4,022,324
Retained earnings	537,437
Treasury stock		$1,189,613
Investment in subsidiary		1,169,937
Non-owned interests		2,388,201
To eliminate investment in INEI Corporation at March 31, 2005.

(F)
Current period loss adjustments	$250,529
Retained earnings		$250,529
To close out impact of eliminating entries on statement of operations for the three months ended March 31, 2005.

(G)
Current year operations adjustments	$934,471
Retained earnings		$934,471
To close out impact of eliminating entries on statement of operations for the nine months ended March 31, 2005.

CERBCO, Inc.

1419 Forest Drive, Suite 209 • Annapolis • Maryland 21403

Tel: 443.482.3374

Fax: 410.263.2960